Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH WILL BE FURNISHED BY TV2 HOLDING COMPANY UPON REQUEST AND WITHOUT CHARGE.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Issue Date: October 30, 2012

FOR VALUE RECEIVED, TV2 Holding Company, a Delaware corporation (the “Company”), certifies that Capital Royalty Partners II L.P. (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from the Company up to [                ] shares of Common Stock of the Company (such shares, the “Warrant Shares”), at a price per share equal to $0.01 (the “Exercise Price”). By acceptance of this warrant (the “Warrant”), Holder agrees to all the terms and conditions hereof.

1. Exercise Period. This Warrant may be exercised at any time during the period (the “Exercise Period”) commencing on the date hereof and ending on the 10th anniversary thereof, unless sooner terminated in accordance with the provisions hereof.

2. Method of Exercise. This Warrant may be exercised in whole or in part by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to Holder): (i) an executed Notice of Exercise in the form attached hereto as Exhibit A; (ii) payment in United States dollars by check or wire transfer in readily available funds of the aggregate exercise price of the Warrant Shares to be purchased (unless exercised pursuant to Section 3 hereof); and (iii) this Warrant.

3. Net Exercise. Notwithstanding the foregoing, if on the date of exercise of this Warrant the fair market value of one Warrant Share (as determined in good faith by the Board of Directors) exceeds the Exercise Price, then in lieu of payment in cash or by check for the Warrant Shares to be purchased, Holder may elect to receive that number of Warrant Shares as is determined using the following formula:

X =	Y * (A – B)
A

where:	X = the number of Warrant Shares to be issued to Holder;

Y = the number of Warrant Shares with respect to which Holder is exercising its purchase right under this Warrant;

A = the fair market value of one Warrant Share on the date of exercise; and

B = the Exercise Price

4. Rights Upon Exercise. All shares issued upon exercise of this Warrant shall be validly issued, fully paid and non-assessable, shall be free from all taxes, liens, and charges with respect to the issuance thereof (other than any encumbrances created by or imposed upon Holder), and shall have the same rights, preferences and privileges, and be subject to the same restrictions, as the Common Stock generally. Holder acknowledges and agrees that, upon exercise of this Warrant, Holder shall be required to execute and deliver a joinder to the Company’s Third Amended and Restated Stockholders Agreement, as the same may be amended from time to time (the “Stockholders’ Agreement”) and such other documents (including by way of illustration and without limitation, stock purchase, investor rights, voting and/or co-sale agreements) as may be required to grant Holder the same rights, and subject Holder to the same duties and obligations, as Holders of Common Stock generally.

5. Securities Laws. Notwithstanding anything herein to the contrary, the Company’s obligation to issue shares of stock to Holder pursuant hereto is expressly conditioned on compliance of such issuance with applicable federal and state securities laws, without registration or qualification thereunder.

6. No Fractional Shares; Share Certificates. No fractional shares shall be issued upon exercise of this Warrant. If upon exercise of this Warrant a fractional share results, the Company shall pay Holder the cash value of that fractional share based on the Exercise Price. The certificates representing any shares purchased upon exercise of this Warrant shall be delivered to Holder as soon as practicable after surrender of this Warrant to the Company.

7. Adjustment of Exercise Price and Number of Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation or the like (each, an “Adjustment Event”), the securities purchasable upon exercise of this Warrant and the Exercise Price shall be correspondingly adjusted to give Holder, upon exercise of this Warrant for the same aggregate Exercise Price, the aggregate number, class and kind of shares or other securities that Holder would have owned had Holder exercised the Warrant prior to such Adjustment Event and continued to hold the shares so received until after such Adjustment Event. Any adjustment pursuant to this Section 7 shall become effective at the close of business on the effective date of such Adjustment Event; provided, however, that if a record date is fixed for such Adjustment Event, then the effective date of such adjustment shall be such record date. The form of this Warrant need not be changed because of any adjustment pursuant to this Section 7.

8. Automatic Exercise. At any time during the Exercise Period, in the event of any Liquidation Event (as defined in the Certificate of Incorporation of the Company, as amended (the “Charter”) but excluding clause (i) of such definition), this Warrant shall be deemed automatically exercised in whole pursuant to the formula and procedures set forth in Section 3 hereof.

9. Representations and Warranties of Holder.

a. Accredited Investor; Preexisting Relationship. Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended and as presently in effect (the “Securities Act”). Holder was not formed for the specific purpose of acquiring this Warrant and the Warrant Shares (collectively, the “Securities”). Holder either (i) has a preexisting personal or business relationship with the Company or one of its directors, officers or controlling persons; or (ii) has the capacity to protect Holder’s own interest in connection with the transactions contemplated hereby by reason of Holder’s business or financial experience or the business or financial experience of Holder’s professional advisers who are unaffiliated with and who are not compensated by the Company of any affiliate thereof, directly or indirectly.

b. Purchase for Own Account. Holder is acquiring the Securities for Holder’s own account for investment purposes, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. Holder has no present intention of selling, transferring, granting any participation in, or otherwise distributing any of the Securities, and Holder presently has no reason to anticipate a change in such intention. Holder has no contract, agreement, undertaking or arrangement with any person to sell, transfer, grant participation in or otherwise distribute any of the Securities. Holder understands that Company is issuing this Warrant in reliance upon Holder’s representations in this Section 9.

c. Investment Experience. Holder acknowledges that investment in the Securities involves a high degree of risk. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of Holder’s investment in the Securities and of protecting Holder’s own interests in connection with the transactions contemplated hereby. Holder is able, without materially impairing Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Holder’s investment in the Securities.

d. Disclosure of Information. Holder has received all the information that Holder has requested from the Company and that Holder considers necessary or appropriate for deciding whether to acquire the Securities. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information from the Company necessary to verify the accuracy of the information given to Holder.

e. No Public Market. Holder understands that the Securities have not been registered under the Securities Act and, therefore, the Securities cannot be resold unless they are registered under the Securities Act or an exemption from registration is available. Holder understands that the Company is under no obligation to register any of the Securities. Holder understands that no public market now exists for the Securities, and that it is uncertain whether such a public market will ever exist.

f. Restricted Securities. Holder understands that the Securities are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Holder represents that Holder is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

g. No General Solicitation. Neither Holder nor any of Holder’s officers, directors, employees, agents, stockholders or partners has, either directly or indirectly, including through a broker or finder, engaged in any general solicitation or advertising in connection with the offer and sale of the Securities, nor is Holder aware of any such general solicitation or advertising by the Company or any other party.

h. Authority; Binding Obligation. Holder has full power and authority to enter into this Warrant, which, when executed and delivered by Holder, shall constitute a valid and legally binding obligation of Holder, enforceable in accordance with its terms, except as limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) with respect to waivers and rights to indemnity, applicable laws and principles of public policy.

i. Location. The principal place of business of Holder is correctly set forth on the signature page hereof or an exhibit hereto.

10. Transfer Restrictions. Without limiting Holder’s representations in Section 9 hereof, Holder agrees not to make any sale, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until:

a. There is then in effect a registration statement under the Securities Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

b. The transferee is a “Permitted Transferee” (as such term is defined in the Stockholders’ Agreement) and has agreed in writing to be bound by the terms of this Warrant and the Stockholders’ Agreement, and Holder has notified the Company of the proposed disposition, including a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities being transferred under the Securities Act.

11. No Stockholder Rights. Nothing contained herein shall be construed as conferring upon Holder or any other person any rights, preferences or privileges as a stockholder of the Company, until and only to the extent that this Warrant is exercised for equity securities of the Company.

12. Governing Law. This Warrant and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of California, without regard to its choice of law or conflicts of law provisions.

13. Attorneys’ Fees. In any legal proceeding arising out of or related to this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees and out-of-pocket costs, in addition to any other relief to which such party may be entitled.

14. Entire Agreement. This Warrant and any documents delivered pursuant hereto (including the Stockholders’ Agreement), constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements between the parties with respect thereto.

15. Severability. If any provision hereof is held unenforceable in any respect, such provision shall be invalid only to the extent of such unenforceability, without invalidating the remainder of such provision or any other provision of this Warrant.

16. No Implied Waiver. No failure to exercise, delay in exercising or partial exercise of any right or remedy hereunder shall operate as a waiver of any provision of this Warrant. No waiver of any provision of this Warrant shall operate as a waiver of any other provision (whether or not similar), nor shall it operate as a continuing waiver, unless so provided in writing by the waiving party.

17. Remedies Cumulative. All remedies afforded to any party hereto, either under this Warrant or by law or otherwise, shall be cumulative and not alternative.

18. Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Facsimile signatures hereto shall be valid.

19. Headings. The headings used in this Warrant are for convenience only and are not to be considered in construing this Warrant.

20. Amendment; Waiver. This Warrant may be modified, amended or terminated, and any provision hereof waived, either generally or in a particular instance and either retroactively or prospectively, only by the written consent of the Company and the Holder, provided, however, that any party may by written consent waive performance of any obligation owing to it hereunder, or agree to accept alternatives to such performance, without the consent of any other party.

21. Assignment. Neither party may voluntarily or by operation of law assign this Warrant or any rights or obligations hereunder without the prior written consent of the other party. Any attempted assignment in violation of this provision shall be null and void.

22. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Warrant, and any consents or stipulations hereunder, shall inure to the benefit of and be binding upon the respective successors and assigns of each party.

23. Third Party Beneficiaries. Except as otherwise provided herein, nothing in this Warrant, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

24. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, nationally recognized overnight courier, by prepaid facsimile or electronic mail (in each case upon customary confirmation of receipt), or delivered personally to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

25. Further Assurances. Each party agrees to execute and deliver such other documents and to take such other actions as may reasonably be necessary to give full effect to the purposes of this Warrant and the terms and conditions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

COMPANY

TV2 HOLDING COMPANY

By
	Name:	Michael Kramer
	Title:	Chief Financial Officer

Address for Notices:
3910 Brickway Blvd, Santa Rosa, CA 95403

Attn:	Michael Kramer, Chief Financial Officer
Tel.:	707.543.8709
Fax:	707.541.3909
Email:	mkramer@trivascular.com

HOLDER

CAPITAL ROYALTY PARTNERS II L.P.
By	CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
	By	CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
		Name:	Charles Tate
		Title:	Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@capitalroyalty.com

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:	TV2 Holding Company (the “Company”)

Attention:	Chief Executive Officer

The undersigned, holder of the attached Warrant (the “Warrant”), hereby elects to purchase                  shares of Common Stock (the “Shares”) of the Company.

The undersigned (check one):

☐	Tenders herewith payment of the aggregate exercise price of the Shares, together with any applicable transfer taxes thereon.

☐	Elects to purchase the Shares pursuant to the net exercise provision of the Warrant, and shall tender payment of any applicable transfer taxes thereon.

Please issue a certificate or certificates representing said Shares in the name of the undersigned.

The undersigned represents and warrants as follows:

(i) The undersigned is acquiring the Shares for the undersigned’s own account for investment purposes, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The undersigned has no present intention of selling, transferring, granting any participation in, or otherwise distributing any of the Shares, and does not presently have reason to anticipate a change in such intention. The undersigned has no contract, agreement, undertaking or arrangement with any person to sell, transfer, grant participation in or otherwise distribute any of the Shares. The undersigned understands that the Company is issuing the Shares in reliance upon the undersigned’s representations herein.

(ii) The undersigned has received all the information that it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Shares. The undersigned has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information from the Company necessary to verify the accuracy of the information given to the undersigned.

(iii) The undersigned acknowledges that investment in the Shares involves a high degree of risk. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares and of protecting its own interests in connection with this transaction. The undersigned is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment in the Shares. The undersigned is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended and as presently in effect (the “Securities Act”).

(iv) The undersigned understands that the Shares have not been registered under the Securities Act and, therefore, the Shares cannot be resold unless they are registered under the Securities Act or an exemption from registration is available. The undersigned understands that the Company is under no obligation to register any of the Shares. The undersigned understands that no public market now exists for the Shares, and that it is uncertain whether such a public market will ever exist.

(v) The undersigned understands that the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The undersigned is familiar with Rule 144 under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

(vi) The undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or there is an exemption available under the Securities Act and, if requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(vii) If any registration of Common Stock shall be effected in connection with an underwritten public offering, the undersigned shall not effect any public sale or distribution, including any sale pursuant to Rule 144, of any Shares or other security of the Company (except as part of such public offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 calendar days (such period, the “Lock-Up Period” for the applicable registration statement); provided, however, that such 180-day period may be extended for up to 18 days to permit compliance with FINRA Rule 2711(f)(4) upon the request of any managing underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of the applicable market standoff period. The undersigned agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions hereof. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all stockholders of the Company subject to such agreements, based on the number of shares subject to such agreements.

Holder:

By:

Name:

Its:

Address:

Address:

Date: